Exhibit 23.7

CyrusOne Inc.

1649 West Frankford Road

Carrollton, TX 75007

United States of America

July 30, 2012

Dear Sir/Madam

At your request we have reviewed the following sections of the Prospectus contained in the Registration Statement on Form S-11 to be filed by CyrusOne Inc. (collectively, the “Registration Statement”):

•	“Prospectus Summary—Industry Overview”

•	“Industry Background/Market Opportunity”

•	Any other references to our reports or estimates included in the Registration Statement

Based on our review of this material, we confirm that the aforementioned sections of the Registration Statement accurately describe the data center industry in all material respects based on available data. We hereby consent to the use of our name in the Registration Statement and any amendments or supplements thereto, to the filing of this letter as an exhibit to the Registration Statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and to the reference to our firm under the heading “Experts” in the Registration Statement and to all other references to our firm therein.

Yours faithfully,

INTERNATIONAL DATA CORPORATION,

by	/s/ Crawford Del Prete
	Name:	Crawford Del Prete
	Title:	Executive VP and WW Research and Chief Executive Officer